Exhibit 4.1

Execution Version

International Game Technology
3.25% Convertible Notes due 2014

INDENTURE
Dated as of May 11, 2009

Wells Fargo Bank, National Association
TRUSTEE

TIA CROSS-REFERENCE TABLE

TIA SECTIONS		INDENTURE SECTIONS

Section 310	(a)	7.10
	(b)	7.10
Section 311	(a)	7.11
	(b)	7.11
Section 312	(b)	12.03
	(c)	12.03
Section 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
Section 314	(a)	4.02; 4.03
Section 315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
Section 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(b)	6.07
	(c)	9.04
Section 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04

Note:  The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

i

v

INDENTURE dated as of May 11, 2009 between INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation (“Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.25% Convertible Notes due 2014:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.02(b) and (c) hereof.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or any beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the stated maturity date thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Certificated Securities” means securities that are in registered definitive form.

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock on any date means the closing per-share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the NYSE or, if the shares of Common Stock are not listed on the NYSE, then as reported by the NASDAQ Global Select Market, the NASDAQ Global Market or the principal other national or regional securities exchange on which the shares of the Common Stock are then traded or, if the Common Stock is not listed or approved for trading on the NASDAQ Global Select Market, the NASDAQ Global Market or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded.  If the Common Stock is not so traded, the “Closing Sale Price” will be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Common Stock” shall mean the shares of common stock, $0.00015625 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such shares of common stock shall be reclassified or changed.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Continuing Director” means any individual who on the Issue Date of the Securities was a member of the Board of Directors, together with any new directors whose election, or, solely to fill the vacancy of a continuing director, appointment by such Board of Directors or whose nomination for election by the Company’s stockholders is duly approved by the vote of a majority of the directors on the Board of Directors then still in office who were either directors on the Issue Date or whose election, appointment (in the case of a vacancy of a continuing director), or nomination for election was previously approved by a majority of the continuing directors, either by specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as a nominee for director.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 707 Wilshire Blvd, 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Department or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Dividend Threshold Amount” means any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed $0.06.  The Dividend Threshold Amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate, provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate under Section 10.08A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of this Indenture, consistently applied.

“Gaming Authority” means the United States federal government, any foreign government, or any state, county municipality or other political subdivision or any agency or other governmental authority thereof that now or hereafter has jurisdiction over all or any portion of the gaming activities of the Company or any of its Subsidiaries.

“Gaming Law” means any law, statute, ordinance, code, regulation, constitutional provision, rule, order, directive or other enforcement requirement now or hereafter in existence of any Gaming Authority.

“Gaming Law Redemption Date” or “redemption date” means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

“Gaming License” means any license, qualification, finding of suitability, approval, franchise, or other authorization of the Company and its Subsidiaries on the date of this Indenture or thereafter required to own, lease, operate or otherwise conduct the gaming business of the Company and its Subsidiaries, including all licenses granted under any Gaming Laws.

“Global Security” means a permanent Global Security that is in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

“Holder” or “Holders” means a Person or Persons in whose name a Security is registered in the Register.

“Indebtedness” means (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) Capital Lease Obligations and (vi) all Indebtedness of others guaranteed by the Company or for which the Company or any of its property is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Market Disruption Event” means (1) a failure by the principal market on which the Common Stock is listed or approved for trading to open for trading during its regular trading session or (2) the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal market on which shares of Common Stock are listed or approved for trading) in shares of Common Stock or in any options, contracts or future contracts relating to shares of Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date,” when used with respect to any Security, means May 1, 2014.

“NYSE” means The New York Stock Exchange.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.  An Officers’ Certificate given pursuant to Section 4.03 shall be signed by the principal financial or accounting Officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.

“open of business” means 8:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel.  The counsel may be an employee of, or counsel to, the Company and who is acceptable to the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Repayment” means, in respect of any Indebtedness, the repayment, prepayment, repurchase, redemption, legal defeasment or other retirement of such Indebtedness.

“Resale Restriction Delegending Date” means the date that is one year after the date of original issuance of the Securities.

“Restricted Security” shall have the meaning set forth in Section 2.06(f).

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s 3.25% Convertible Notes due 2014, as amended or supplemented from time to time, issued under this Indenture.

“Scheduled Trading Day”means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“Termination of Trading” means the Common Stock (or other common stock into which the Securities are then convertible) is neither listed or approved for trading on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Company’s securities generally occurs on the NYSE, or if shares of Common Stock are not listed on the NYSE, then as reported by the NASDAQ Global Market, the NASDAQ Global Select Market or the principal other national or regional securities exchange on which the shares of the Common Stock are then traded or, if the Common Stock is not listed or approved for trading on the NASDAQ Global Market, the NASDAQ Global Select Market or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded, provided that if the Common Stock is not so listed or traded then a “Trading Day” shall have the same meaning as Business Day.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and,

thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Trust Officer” means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares which shall be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02.          Other Definitions.

Term Section:	Defined in:

Term Section	Defined in:
“Act”	1.05
“Additional Shares”	10.21
“Agent Members”	2.12(e)
“Applicable Conversion Reference Period”	10.01(b)
“Bankruptcy Law”	6.01
“beneficial owner”	3.03(a)
“Company’s Filing Obligations”	6.01
“cash”	2.07
“Conversion Agent”	2.03
“Conversion Date”	10.02
“Conversion Rate”	10.01(a)
“Conversion Price”	Exhibit A
“Credit Facility”	4.06(a)
“Custodian”	6.01
“Daily Conversion Value”	10.01(b)
“Daily Settlement Amount”	10.01(b)
“Daily VWAP”	10.01(b)
“Defaulted Interest”	11.02
“Depositary”	2.01(a)

Term Section	Defined in:
“DTC”	2.01(a)
“Event of Default”	6.01
“Expiration Time”	10.09
“Extension Fee”	6.01
“Fundamental Change”	3.03(a)
“Fundamental Change Notice”	3.03(b)
“Fundamental Change Notice Date”	3.03(b)
“Fundamental Change Repurchase Date”	3.03(a)
“Fundamental Change Repurchase Notice”	3.03(c)
“Fundamental Change Repurchase Price”	3.03(a)
“Gaming Law Redemption Price”	Appendix A
“Global Securities Legend”	Appendix A
“Interest Payment Date”	11.01(a)
“Legal Holiday”	12.08
“Make Whole Adjustment Event”	10.21
“Notice of Default”	6.01
“Paying Agent”	2.03
“Principal Portion”	10.01(b)
“Principal Return”	10.01(b)
“QIB”	2.01(a)
“Record Date”	11.01(a)
“Reference Property”	10.14A
“Register”	2.06
“Registrar”	2.03
“Resale Restriction Delegending Date”	2.06(f)
“Restricted Securities Legend”	Appendix A
“Restricted Stock Legend”	Appendix C
“Share Price”	10.21
“Special Record Date”	11.02(a)
“Spin-off”	10.08
“Stockholder Rights Plan”	10.11(a)
“transfer”	2.06(f)
“Valuation Period”	10.08
“Weighted Average Consideration”	10.14A(b)

Section 1.03.          Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04.         Rules of Construction.

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with “U.S. GAAP”;

(3)           “or” is not exclusive;

(4)           “including” means including, without limitation;

(5)           words in the singular include the plural, and words in the plural include the singular;

(6)           all references to $, dollars, cash payments or money refer to United States currency; and

(7)           all references to payments of interest on the Securities shall include Additional Interest, if any, payable in accordance with the terms of Sections 4.02(b) and (c) hereof.

Section 1.05.         Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(a)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b)           The ownership of Securities shall be proved by the register for the Securities.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Security.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01.          Form and Dating.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company).  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.  Except as otherwise expressly permitted in this Indenture, all Securities shall be identical in all respects.  Notwithstanding any differences among them, all Securities issued under this Indenture shall vote and consent together on all matters as one class.

(a)           Global Securities.  Securities offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of a Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b)           Global Securities in General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.  Payment of principal, accrued and unpaid interest, and Additional Interest, if any, and premium, if any (including any Fundamental Change Repurchase Price), on the Global Security shall be made to the holder of such Security on the date of payment, unless a Record Date or other means of determining holders eligible to receive payment is provided for herein.

(c)           Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear the legends substantially to the effect of those required by Section 2.01(d).

(d)           Legends.

(i)            Each Global Security shall bear the Global Securities Legend set forth in Exhibit A.

(ii)           Each Restricted Security shall bear the Restricted Securities Legend set forth in Exhibit A.  Each Security that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(iii)          Every stock certificate representing Common Stock issued in the circumstances described in Section
2.06(g) hereof shall bear the Restricted Stock Legend set forth in Exhibit C unless removed in accordance with the provisions of Section 2.06(i).

Section 2.02.          Execution and Authentication.  The Securities shall be executed on behalf of the Company by any Officer.  The signature of the Officer on the Securities may be manual or facsimile.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Securities shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of $850,000,000, upon receipt of one or more Company Orders and such other documents as may be required under this Indenture.  The aggregate principal amount of the Securities due at the Maturity Date thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

The Trustee may appoint authenticating agents.  The Trustee may at any time after the execution of the Indenture appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so, except any Securities issued pursuant to Section 2.07 hereof.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03.          Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Securities and this Indenture may be served.  The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Securities, the Securities held by each Holder and the transfer, exchange and conversion of Securities (the “Register”).  The entries in the Register shall be conclusive, and the parties may treat each

Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture.  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in Minneapolis, Minnesota, to be such office or agency of the Company for the aforesaid purposes.

Section 2.04.          Paying Agent to Hold Money and Securities in Trust.  Except as otherwise provided herein, on or prior to each due date of payment in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock or, as permitted by this Indenture, a combination thereof, sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent (if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust.  If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05.          Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06.          Transfer and Exchange.  (a) Subject to Section 2.11 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any Authenticating Agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased).

(b)           Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b).  Transfers of a Global Security shall be limited to transfers of such Global Security, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)           Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d)           Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)           No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f)            (i) Every Security that bears or is required under this Section 2.06(f) to bear the Restricted Securities Legend required by Section 2.01(d) (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(f) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(f), Section 2.06(g) and Sections 2.12(b) and (c), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Security.  Except as otherwise provided in this Indenture with respect to any Restricted Securities (including, without limitation, Section 2.06 (i) below) or as permitted under the terms of such Restricted Securities Legend, if a request is made to remove the legend on any Restricted Security, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act.  In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Security that does not bear the Legend.  If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

(ii)           Except as provided elsewhere in this Indenture, (including, without limitation, Section 2.06(i) below), until the date that is the later of (x)(i) one year after the date of original issuance of the Securities, in the case of the Securities, or (ii) six months after the date of original issuance of the Securities in the case of the Common Stock issuable on conversion of the Securities (or one year after the original issuance date in the case of Common Stock that is restricted upon issuance) and (y) 90 days after the Holder ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, any certificate evidencing such Security (and all securities issued in exchange therefore or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Exhibit C, if applicable) shall bear the Restricted Securities Legend (unless such Securities have been transferred (A) to the Company, (B) under a registration statement that has been declared effective under the Securities Act, (C) to a Person the seller reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A, or (D) under any other available exemption from the registration requirements of the Securities Act).

(iii)          No transfer of any Security prior to the Resale Restriction Delegending Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

(g)           (i) Except as provided elsewhere in this Indenture, (including, without limitation, Section 2.06(i) below), until the date that is the later of (x) six months after the date of original issuance of the Securities (or one year after the date of original issuance of the Securities in the case of Common Stock that is restricted upon issuance) and (y) 90 days after the holder of such Common Stock ceases to be an affiliate of the Company, any stock certificate representing Common Stock issued upon conversion of such Security shall bear the Restricted Stock Legend (unless the Security or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to any transfer agent for the Common Stock).

(ii)           Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Stock Legend.

(h)           The Company shall not permit any Security or Common Stock issued upon the conversion or exchange of a Security that is purchased or owned by the Company or any Affiliate thereof to be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144). If the legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the legend shall be reinstated.

(i)            So long as and to the extent that the Securities are represented by one or more Global Securities held by or on behalf of the Depositary only, the Company may accomplish any delegending of such Securities represented by such Global Securities at any time on or after the Resale Restriction Delegending Date by:

(i)            providing written notice to the Trustee that the Resale Restriction Delegending Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from the Securities;

(ii)           providing written notice to Holders of the Securities that the Restricted Securities Legend has been removed or deemed removed;

(iii)          providing written notice to the Trustee and the Depositary to change the CUSIP number for the Securities to the applicable unrestricted CUSIP number; and

(iv)          complying with any Applicable Procedures for delegending;

whereupon the Restricted Securities Legend shall be deemed removed from any Global Securities without further action on the part of Holders.

(j)            On and after the Resale Restriction Delegending Date, the Company shall also (i) instruct the transfer agent for the Common Stock to remove the Restricted Stock Legend from any Common Stock issued upon conversion of the Securities that bears the Restricted Stock Legend, (ii) notify the holders of any Common Stock issued upon conversion of the Securities (to the extent any Common Stock has been issued upon conversion of the Securities) that such Restricted Stock Legend has been removed, (iii) if relevant, notify the transfer agent for the Common Stock to change the CUSIP number for the Common Stock issued upon conversion of the Securities to the applicable unrestricted CUSIP number, and (iv) comply with any Applicable Procedures for delegending any Common Stock including the Restricted Stock Legend.

Section 2.07.          Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay for such Security in U.S. legal tender (“cash”).

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.07 in exchange for any mutilated Security, or in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

Section 2.08.          Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Gaming Law Redemption Date, a Fundamental Change Repurchase Date, or on the Maturity Date, money sufficient to pay Securities payable on that date, then immediately after such Gaming Law Redemption Date, Fundamental Change Repurchase Date or Maturity Date, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue and such Securities shall cease to be convertible; provided, that if such Securities are to be redeemed on a Gaming Law Redemption Date, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

Section 2.09.          Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.10.          Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of such cancelled securities in its customary manner.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

Section 2.11.          Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Register as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Gaming Law Redemption Price, Fundamental Change Repurchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12.          Global Securities.  (a)  Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section
2.12(a) (ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and 2.12(a)(iii) and (iv) below.  Any such transfer shall comply with the Applicable Procedures to the extent so required.

(i)            Transfer of Global Security.   A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.  Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

(ii)           Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security.  A beneficial interest in a Global Security may not be exchanged for a Certificated Security except:

(A)                              Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

1)             DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as Depositary, and in each case a successor Depositary is not appointed by the Company within 90 days of such notice; or

2)             the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for Certificated Securities pursuant to this subsection (ii), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

(B)                                The owner of a beneficial interest in a Global Security will be entitled to receive a Certificated Security in exchange for such interest if an Event of Default has occurred and is continuing.

Upon receipt by the Registrar of instructions from the Holder of a Global Security directing the Registrar to (x) issue one or more Certificated Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the Applicable Procedures:

1)                                      the Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

2)                                      the Company shall promptly execute, and upon Company Order the Trustee shall authenticate and deliver, to such beneficial owner Certificated Security(ies) in an equivalent amount to such beneficial interest in such Global Security; and

3)                                      the Registrar shall decrease such Global Security by such amount in accordance with the foregoing.

(iii)                             Transfer and Exchange of Certificated Securities.  When Certificated Securities are presented to the Registrar with a request:

(x)                                   to register the transfer of such Certificated Securities; or

(y)                                 to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(1)                                  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)                                  so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)                              if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)                                if such Certificated Securities are being transferred to the Company, a certification to that effect; or

(C)                                if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon.

(iv)                              Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security.  A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A)                              so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

(B)                                written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled.  If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(b)                                 Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in Section 2.06(f), including the delivery of an opinion of counsel, if so required.  Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer.  The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(c)                                  The restrictions imposed by Sections 2.06(f) upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act by a person other than an affiliate or a former affiliate.  Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.01(d).  The Company shall inform the Trustee upon the occurrence of the Resale Restriction Delegending Date and promptly after a registration statement with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act.  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d)                                 The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i)                                     Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Securities.  Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global

Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii)                                  Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii)                               Subject to the provisions of subsection (f) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(iv)                              In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(e)                                  Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 2.13.                             CUSIP and ISIN Numbers.  (a)  The Company, in issuing the Securities, will use restricted CUSIP and ISIN numbers for such Securities (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.06(i). At such time as the legend is removed from such Securities pursuant to Section 2.06(i), the Company will use an unrestricted CUSIP number for such Security, but only with respect to the Securities where so removed.  The Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in the event of any change in the CUSIP or ISIN numbers.

(b)                                 The Company, upon issuing shares of Common Stock upon conversion of Securities, will use a restricted CUSIP number for such shares of Common Stock. With respect to such share of Common Stock, until such time as the Restricted Stock Legend is removed pursuant to Section 2.06(i) from such share of Common Stock such restricted CUSIP will be the CUSIP number for such share of Common Stock.  At such time as the Restrictive Stock Legend is removed from such share of Common Stock pursuant to Section 2.06(i) or otherwise, an unrestricted CUSIP number for such share of Common Stock will be deemed to be the CUSIP number therefor, but only with respect to the shares where so removed.

Section 2.14.                             Additional Interest.  As set forth in Sections 4.02(b) and (c) hereof, the Company may be obligated to pay Additional Interest to Holders.  Additional Interest, if required to be paid, is deemed to be interest for purposes of this Indenture.

ARTICLE 3

REDEMPTION AND REPURCHASES

Section 3.01.                             Company’s Right to Redeem; Notices to Trustee.  If the Company is required to redeem Securities pursuant to Paragraph 10 of the Securities, it shall notify the Trustee in writing of the Gaming Law Redemption Date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to Paragraph 10 of the Securities.

The Company shall give each notice to the Trustee provided for in this Section 3.01 as soon as practicable.  Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.02.                             Selection of Securities To Be Redeemed.  The Company shall identify to the Trustee in writing such Securities as may be required to be redeemed pursuant to the requirements of the applicable Gaming Authority.  Such Securities shall be redeemed in a principal amount of denominations larger than $1,000.  Securities and portions of Securities to be redeemed shall be in principal amounts of $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption but only insofar as permitted by the requirements of the applicable Gaming Authority.

The Company or the Trustee shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed as soon as practicable, and in any event, no later than may be required by the applicable Gaming Authority.

The notice shall identify the Securities to be redeemed and shall state:

(a)                                  the Gaming Law Redemption Date;

(b)                                 the Gaming Law Redemption Price as set forth in such Security;

(c)                                  the name and address of the Paying Agent;

(d)                                 that Securities called for redemption must be surrendered to the Paying Agent to collect the Gaming Law Redemption Price;

(e)                                  if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(f)                                    that, unless the Company defaults in making payment of such Gaming Law Redemption Price, interest, if any, on Securities called for redemption will cease to accrue on and after the Gaming Law Redemption Date; and

(g)                                 the CUSIP and ISIN number(s) of the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.02.

Effect of Notice of Redemption.  Once notice of redemption is given, Securities called for redemption become due and payable on the Gaming Law Redemption Date and at the Gaming Law Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture and the requirements of the applicable Gaming Authority causing such redemption.  Upon surrender to the Paying Agent, such Securities shall be paid at the Gaming Law Redemption Price stated in the notice.

Deposit of Gaming Law Redemption Price.  Prior to 10:00 a.m. (New York City time), on the Gaming Law Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Gaming Law Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.  The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10.  If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the redeemed portion of the Security surrendered.

Section 3.03.                             Repurchase of Securities at Option of the Holder Upon a Fundamental Change.

(a)                                  If a Fundamental Change occurs, the Securities shall be repurchased by the Company, at the option of the Holder thereof, in cash, at 100% of the principal amount plus accrued and unpaid interest, if any, on such Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), as of the date that is no fewer than 15 days and no more than 45 days after the date of the Fundamental Change Notice delivered by the Company (the “Fundamental Change Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.03(c).

A “Fundamental Change” shall be deemed to have occurred at such time after the Securities are originally issued that any of the following events shall occur:

(i)                                     any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company or any of its Subsidiaries;

(ii)                                  the Company merges or consolidates with or into any other person (other than a Subsidiary), any merger of another person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person (other than a Subsidiary), other than any transaction:  (A) involving a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of the Company’s outstanding shares of Common Stock (other than the cancellation of any of the Company’s outstanding shares of Common Stock held by the person with whom the Company merges or consolidates), or (B) pursuant to which the holders of the Company’s shares of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, with such

Holders’ proportional voting power immediately after the transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis-à-vis each other with respect to the Common Stock that they held immediately before such transaction, or (C) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(iii)                               the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors;

(iv)                              the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; or

(v)                                 a Termination of Trading.

Notwithstanding the foregoing provisions of this Section 3.03, a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change under clause (i) and/or clause (ii) above consists of shares of common stock or American Depositary Receipts traded on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and as a result of the merger or consolidation the Securities become convertible into such consideration.  For purposes of this Section 3.03, (x) whether a person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

At least three Business Days before the Fundamental Change Notice Date (as defined below), the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i)                                     the information required by Section 3.03(b); and

(ii)                                  whether the Company desires the Trustee to give the Fundamental Change Notice required by Section 3.03(b).

(b)                                 No later than 30 calendar days after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice,” the date of such mailing, the “Fundamental Change Notice Date”) by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law).  The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(i)                                     briefly, the nature of the Fundamental Change and the date of such Fundamental Change;

(ii)                                  the date by which the Fundamental Change Repurchase Notice pursuant to Section 3.03(c) must be given;

(iii)                               the Fundamental Change Repurchase Date;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the name and address of the Paying Agent and the Conversion Agent;

(vi)                              the then existing Conversion Rate and any adjustments thereto;

(vii)                           that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(viii)                        that the Securities must be surrendered to the Paying Agent to collect payment;

(ix)                                that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security as described in (viii);

(x)                                   briefly, the procedures the Holder must follow to exercise rights under this Section 3.03;

(xi)                                briefly, the conversion rights, if any, of the Securities;

(xii)                             the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xiii)                          that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest, if any, on Securities surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xiv)                         the CUSIP and ISIN number(s) of the Securities.

Simultaneously with the provision of the Fundamental Change Notice, the Company shall publish in a newspaper of general circulation in The City of New York or publish on the Company’s website or through another public medium the Company may use at that time a notice containing the information in above clauses (i) through (xiv).

(c)                                  A Holder may exercise its rights specified in Section 3.03(a) upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”) to the Paying Agent at any time on or prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, stating:

(i)                                     if Certificated Securities have been issued, the certificate number of the Security which the Holder will deliver to be repurchased;

(ii)                                  the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii)                               that such Security shall be repurchased pursuant to the terms and conditions specified in Paragraph 7 of the Securities.

The delivery of such Security to the Paying Agent with the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.03 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.03, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.03 shall be consummated by the delivery of the consideration to be received by the Holder on the Fundamental Change Repurchase Date.

(d)                                 Procedure upon Repurchase.  The Company shall deposit cash, at the time and in the manner as provided in Section 3.05, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be repurchased pursuant to this Section 3.03.

Section 3.04.                             Effect of Fundamental Change Repurchase Notice.  Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.03(c), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security.  Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipts of funds by the Paying Agent, promptly following the later of (i) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 3.03(c) have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section Section 3.03(c).  Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the close of business on the last day prior to the Fundamental Change Repurchase Date, specifying:

(a)                                  the certificate number of the Security in respect of which such notice of withdrawal is being submitted if Certificated Securities have been issued, or the appropriate Depositary procedures;

(b)                                 the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(c)                                  the principal amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.

Section 3.05.                             Deposit of Fundamental Change Repurchase Price.  Prior to 10:00 a.m. (New York City time) on the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be repurchased as of the Fundamental Change Repurchase Date.

Section 3.06.                             Securities Repurchased in Part.  Any Certificated Security that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the repurchased portion of the Security surrendered.

Section 3.07.                             Covenant to Comply with Securities Laws Upon Repurchase of Securities.  When complying with the provisions of Section 3.03 hereof (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule
13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall, to the extent applicable, (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with any applicable Federal and state securities laws so as to permit the rights and obligations under Section 3.03 to be exercised in the time and in the manner specified in Section 3.03.

Section 3.08.                             Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash that remain unclaimed as provided in Paragraph 13 of the Securities, held by them for the payment of the Fundamental Change Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date, the Trustee shall return any such excess to the Company.

ARTICLE 4

COVENANTS

Section 4.01.                             Payment of Securities.  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time) by the Company on the required date.  The Company may, at its option, make payments in respect of the Securities by check mailed to a Holder’s registered address or, with respect to Global Securities, by wire transfer.  The Company shall make any required interest payments to the Person in whose name each Security is registered at the close of business on the record date for such interest payment.  Principal amount, accrued interest, if any, Gaming Law Redemption Price and Fundamental Change Repurchase Price, shall be considered paid on the applicable date due if on such date (or, in the case of a Gaming Law Redemption Price or Fundamental Change Repurchase Price, on the Business Day following the applicable Gaming Law Redemption Date or Fundamental Change Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 4.02.                             SEC and Other Reports.  (a)      The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.  The Company also shall comply with the other provisions of TIA Section 314(a).  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

(b)           If, at any time during the six-month period beginning on, and including, the date which is six months after the original date of issuance of the Securities and ending on the date which is the one year anniversary of the original date of issuance of the Securities, the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (other than current reports on Form 8-K), as applicable, or the Securities are not otherwise freely tradable by holders other than Affiliates (as a result of restrictions pursuant to United States securities law), the Company shall pay a one-time Additional Interest payment in respect of the Securities in the amount of 0.50% of the principal amount of Securities outstanding.  The Company shall pay any such Additional Interest pursuant to this Section 4.02(b) on the next Interest Payment Date to the record holder, or, in the case of a converting Holder, upon the conversion of such Holder’s Securities.

(c)           Unless

(i)            the restrictive legend on the Securities has been removed, and

(ii)           the Securities are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by holders other than Affiliates of the Company (without restrictions pursuant to U.S. securities law), as of the 365th day after the date of original issuance of the Securities, the Company shall pay Additional Interest on the Securities at an annual rate equal to 0.50% of the aggregate principal amount of the Securities. So long as a condition described in either (i) or (ii) of this Section 4.02(c) continues, the Company shall pay such Additional Interest on May 1 and November 1 of each year to the Person who is the holder of record of the Securities on the immediately preceding April 15 and October 15. When such registration default ceases to continue, accrued and unpaid Additional Interest through the date of cessation shall be paid in cash on the subsequent Interest Payment Date to the record holder.

(d)           In the event that the Company is required to pay Additional Interest to Holders of Securities pursuant to this Section 4.02 or any Extension Fee pursuant to Section 6.01, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to date on which any such Additional Interest or Extension Fee is scheduled to be paid.  Such notice shall set forth the amount of Additional Interest or Extension Fee to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether Additional Interest or Extension Fee is payable, or with respect to the nature, extent, or calculation of the amount of Additional Interest or Extension Fee owed, or with respect to the method employed in such calculation of Additional Interest or Extension Fee.

Section 4.03.          Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending September 30,

2009) of the Company an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04.          Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05.          Maintenance of Office or Agency.  The Company will maintain in Minneapolis, Minnesota, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The office of Wells Fargo Bank, National Association, at 625 Marquette Ave. Minneapolis, Minnesota 55402 (Attention: Bondholder Communications), shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Minneapolis, Minnesota, for such purposes.

Section 4.06.          Future Liens.  (a)  Subject to the Company’s obtaining the regulatory approvals described in Section
4.06(b), if at any time, pursuant to the terms of any credit agreement or facility between the Company and its lenders, as amended at such time (a “Credit Facility”), the Company is required to grant a lien to the lenders under such Credit Facility (or their representative) as a result of the Company’s non-credit enhanced, senior unsecured long-term debt being rated below a level specified in such Credit Facility, then the Company will grant to the Trustee, on behalf of all Holders, an equal and ratable lien on any of its assets or the assets of its subsidiaries that are the subject of any such lien granted to the lenders under the terms of such Credit Facility. If, thereafter, any such lien is released pursuant to the terms of any such Credit Facility, then the lien in favor of the Trustee will similarly be released; provided, that if any lien in favor of the lenders is then subsequently reimposed under the terms of the Credit Facility, the Company shall again grant an equal and ratable lien in favor of the Trustee.

(b)           The Company shall use its reasonable best efforts to obtain all regulatory approvals needed to implement Section 4.06(a) on or before November 30, 2009; provided, that any failure to obtain any such regulatory approval shall not be a breach of this covenant or a

Default or Event of Default hereunder so long as the Company has used such reasonable best efforts.

(c)           Any lien granted pursuant to Section 4.06(a) shall be shared equally and ratably with any other notes, bonds or debentures that may be issued by the Company following the date of this Indenture, if the terms of such other notes, bonds or debentures so provide; provided that any such lien shall be automatically released upon the release of the lien granted pursuant to Section 4.06(a).

(d)           Any lien granted pursuant to Section 4.06(a) shall be documented in a security agreement entered into by the Company and the collateral agent (or agents) thereunder.  The terms of such security agreement and the collateral agent (or agents) thereunder shall be determined by the Company and such lenders (or their representative) and, provided such terms otherwise comply with the terms of this Section 4.06, the Company shall be entitled to enter into such security agreement and provide to the Trustee, on behalf of all Holders, the equal and ratable lien provided for therein.  Promptly following its entry into such security agreement, the Company shall file with the Trustee an Officers’ Certificate stating that all conditions precedent to its entry into such security agreement under this Indenture have been complied with.  Such security agreement shall provide for the automatic release of the lien granted therein to the Trustee, on behalf of all Holders, upon the release of the lien granted therein to the lenders under the applicable Credit Facility (or their representative), and any lien granted therein to any other secured parties thereto shall also be automatically released upon the release of the lien granted therein to the lenders under the applicable Credit Facility (or their representative).  Promptly following the automatic release of any such lien, the Company shall provide written notice to the Trustee that the lien granted under such security agreement to the Trustee, on behalf of all Holders, has been automatically released.  To the extent that the Trustee receives any monies in connection with such a lien, it shall pay such funds to the Holder or Holders in accordance with the provisions of this Indenture in the same manner as payments of interest or principal on the Securities.  The Trustee may conclusively rely, in all respects and for all purposes hereunder, upon any Officer’s Certificate or written notice delivered to the Trustee by the Company under this Section 4.06.

Section 4.07.          Delivery of Certain Information.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.  Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01.          When Company May Merge or Transfer Assets.  The Company shall not consolidate with or merge with or into any other Person, convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into the Company, unless:

(a)           either (i) the Company shall be the surviving Person or, if the Company is not the surviving Person, (ii) either (A) the surviving Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or (B) the Company shall have received an opinion of nationally recognized counsel experienced in such matters to the effect that, under the relevant laws (as in effect at the date of the merger or consolidation, but taking into account reasonably expected changes in laws), (x) Holders of the Securities and holders of shares of Common Stock issuable upon conversion of the Securities will be subject to tax for U.S. federal income tax purposes with respect to their investment in the Securities after such transaction in the same amount, at the same time and otherwise in the same manner as prior to such transaction, and (y) the net amount of payments to be received by the Holders of the Securities or holders of shares of Common Stock issuable upon conversion of the Securities will not be less than the amounts that such Holders of the Securities or holders of shares of Common Stock issuable upon conversion of the Securities, as applicable, would have been entitled to receive prior to the merger or consolidation and, provided that, in the case of either clause (A) or (B), the surviving Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)           immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.15, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.  Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.          Events of Default.  Each of the following events shall be an “Event of Default”:

(i)            the Company defaults in any payment of interest due and payable on the Securities, and such default continues for a period of 30 days;

(ii)           the Company defaults in the payment of all or any part of the principal on the Securities and accrued and unpaid interest when the same becomes due and payable at its Maturity Date, upon required repurchase or following a Fundamental Change;

(iii)          the Company fails to provide a Fundamental Change Notice as required in Section 3.03(b);

(iv)          the Company defaults in its obligation to deliver the cash or shares of Common Stock, if any, required to be delivered upon conversion of the Securities, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any Securities and such default continues for a period of 5 days or more;

(v)           the Company defaults in its performance of any covenant or agreement in respect of the Securities or this Indenture (other than a failure that is the subject of the foregoing clauses (i) or (ii)) for 60 days after receipt by the Company of a Notice of Default from the Trustee or after receipt by the Company and the Trustee of a Notice of Default from the holders of at least 25% in aggregate principal amount of the Securities then outstanding;

(vi)          a default by the Company or any Significant Subsidiary under any Indebtedness (other than the Securities) having an outstanding principal amount of $100,000,000 (or its foreign currency equivalent) or more, after the applicable grace period, that has caused the holders of the instruments evidencing such Indebtedness to declare such Indebtedness to be due and payable prior to its stated maturity, unless such declaration has been rescinded within 30 days;

(vii)         a default by the Company or any Significant Subsidiary in the payment of principal or premium at final maturity under any other instruments of indebtedness, which default is in an aggregate principal amount exceeding $100,000,000 and continues unremedied and unwaived for more than 30 business days after the expiration of any grace period or extension of the time for payments applicable thereto;

(viii)        the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case;

(B)           consents to the entry of an order for relief against it in an involuntary case;

(C)           consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)          makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; or

(ix)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B)           appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

(C)           orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(D)          grants any similar relief under any foreign laws; and in each such case the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or non-U.S. law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (v) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event of which it becomes aware that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Notwithstanding anything in this Indenture or in the Securities to the contrary (including Section 4.02(b)), at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(v) relating to the failure by the Company to comply with Section 4.02 (the “Company’s Filing Obligations”) and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive an extension fee (the “Extension Fee”) on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities.  This Extension Fee will accrue on the Securities from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 60th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04).  On such 60th day (or earlier, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 60th day), such Extension Fee will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such 60th day, then the Trustee or the holders of not less than 25% in principal amount of the Securities may declare the principal of and accrued and unpaid interest on all such Securities to be due and payable immediately.  This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.  If the Company elects to pay the Extension Fee as the sole remedy for an Event of Default specified in Section 6.01(v) relating to the failure by the Company to comply with the Company’s Filing Obligations and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify, in the manner provided for in Section 12.02, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs.  If the Extension Fee is payable under this Section 6.01, the Company shall deliver to the Trustee a certificate to that effect stating the date on which such Extension Fee is payable.  Unless and until a Trust Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Extension Fee is payable.  If the Extension Fee has been paid by the Company directly to the Persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.  To make such election, the Company must deliver notice to the Trustee for Holders prior to the day any such Event of Default occurs.

Section 6.02.          Acceleration.  If an Event of Default (other than an Event of Default specified in Sections 6.01(viii) or
6.01(ix) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal amount of Securities outstanding plus accrued and unpaid interest on all the Securities to be immediately due and payable.  Upon such a declaration, such accelerated amount shall be due and payable immediately.  If an Event of Default specified in Sections 6.01(viii) or 6.01(ix) with respect to the Company occurs and is continuing, the principal amount of Securities outstanding plus accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest that have become due solely as a result of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.          Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04.          Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and without notice to any other Holder may waive an existing default and its consequences except (a) an Event of Default described in Section 6.01(i), (b) a default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder or (c) a default which constitutes a failure to convert any Security in accordance with the terms of Article 10.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 6.05.          Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

Section 6.06.          Limitation on Suits.  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)           such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request, and such Holder or Holders shall have offered reasonable indemnity satisfactory to the Trustee to pursue such proceeding as trustee; and

(c)           the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer of indemnity and, during such 60-day period, has not received from the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding a direction inconsistent with such request .

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.07.          Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Gaming Law Redemption Price, Fundamental Change Repurchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in such Holder’s Securities or any Gaming Law Redemption Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder.

Section 6.08.          Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(i) or 6.01(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09.          Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10.          Priorities.  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to Holders for amounts due and unpaid on the Securities for the principal amount, Gaming Law Redemption Price, Fundamental Change Repurchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD:  the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each

Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.11.          Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

Section 6.12.          Waiver of Stay, Extension or Usury Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01.          Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of Section 7.01(b);

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01 (a), (b) and (c).

(e)           The Trustee shall not be liable for interest on any money received by it.

(f)            Money or Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7 and to the provisions of the TIA, and the provisions of this Article 7 shall apply to the Trustee in its role as Registrar and Paying Agent.

(i)            The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice thereof from the Company or any Holder or (ii) a Trust Officer shall have actual knowledge thereof.

Section 7.02.          Rights of Trustee.  (a)  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)           The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03.          Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04.          Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05.          Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee.  Except in the case of a Default described in Section
6.01(i) or 6.01(ii), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.  The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b) and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.  The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer of the Trustee has received written notice of such Default.

Section 7.06.          Reports by Trustee to Holders.  As promptly as practicable after each December 31 beginning with December 31, 2009, and in any event prior to March 31 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of December 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection.  The Trustee shall also comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed.  The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07.          Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.  The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld.  All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture.  In the event that the Trustee incurs expenses after the occurrence of a Default specified in Section
6.01(viii) or 6.01(ix) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08.          Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company and applicable Gaming Authorities at least 30 days prior to the proposed resignation.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee.  The Company shall remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged bankrupt or insolvent;

(c)           a receiver or other public officer takes charge of the Trustee or its property;

(d)           the Trustee otherwise becomes incapable of acting; or

(e)           the Trustee becomes disqualified or is found unsuitable under any applicable Gaming Law, or the Trustee’s relationship with the Company may, in the Company’s discretion, jeopardize any material Gaming License or franchise or right or approval granted thereto.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.          Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10.          Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a).  The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11.          Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12.          Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 7.13.          Reports by Trustee to Gaming Authorities.  (a)  The Trustee shall promptly report the names of all Holders of the Securities to any Gaming Authorities upon request of such Gaming Authorities or the Company.  The Trustee shall provide to any Gaming Authorities upon request of such Gaming Authorities or the Company, copies of all written communications from the Trustee to all Holders, notice of any Default, notice of any transfer or assignment of the Trustee’s rights under this Indenture, any amendment to this Indenture or the Securities and notice of any recession, annulment or waiver in respect of an Event of Default under this Indenture.

(b)           The Trustee shall cooperate with the Company in providing information relating to the Securities or the Holders to any Gaming Authority pursuant to applicable Gaming Laws.

Section 7.14.          Maintenance of Office in The City of New York.  The Trustee agrees to maintain in the Borough of Manhattan, City of New York an office or agency for purposes and notices other than related to demands to or upon the Company in respect of payment on or registration of transfer, exchange, repurchase, redemption or conversion of the Securities. Such office shall initially be the office of the Trustee at 45 Broadway, 14th Floor, New York, New York 10006, Attention: Corporate Trust Administration.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01.          Discharge of Liability on Securities.  When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities have become due and payable, and the Company irrevocably deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Securities on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 8.02.          Repayment to the Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

ARTICLE 9

AMENDMENTS

Section 9.01.          Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder so long as such changes, other than those in clause (b), do not materially and adversely affect the interests of the Holders:

(a)           to cure any ambiguity, omission, defect or inconsistency;

(b)           to comply with Article 5;

(c)           to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)           to provide any security for or guarantee of the Securities;

(e)           to comply with any requirements to effect or maintain the qualification of this Indenture under the TIA;

(f)            to make any change that does not adversely affect any outstanding Securities in any material respect;

(g)           to add Events of Default with respect to the Securities;

(h)           to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by this Indenture;

(i)            to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

(j)            to add circumstances under which the Company will pay additional interest on the Securities.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02.          With Consent of Holders.  With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend or supplement this Indenture or the Securities.  However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:

(a)           reduce any interest rate referred to in Paragraph 1 of the Securities or change the time for payment of interest thereon;

(b)           reduce the principal amount of or extend the Maturity Date of any Security;

(c)           reduce the Gaming Law Redemption Price or Fundamental Change Repurchase Price of any Security or change the time at which the Securities may be redeemed or repurchased;

(d)           reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(e)           make any payments on the Securities payable in currency other than as stated in the Security;

(f)            make any change in the percentage of principal amount of Securities necessary to waive compliance with the provisions of Section 6.04 or this Section 9.02, except to increase any percentage set forth therein;

(g)           make any change that in the good faith judgment of the Company’s Board of Directors and the Trustee adversely affects the right to convert any Security in accordance with the terms thereof and this Indenture;

(h)           impair a Holder’s right to institute suit for the enforcement of any payment on the Securities;

(i)            waive a continuing default or Event of Default regarding any payment on the Securities; or

(j)            adversely affect a Holder’s rights under Sections 3.03 to 3.05 hereof, under Article 10 hereof or under Paragraph 7 or 8 of Exhibit A hereto.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Section 9.03.          Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.04.          Revocation and Effect of Consents, Waivers and Actions.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such

Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05.          Notation on or Exchange of Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.06.          Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07.          Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSIONS

Section 10.01.        Conversion Privilege and Consideration.  (a)  A Holder of a Security may convert such Security at any time during the period stated in Paragraph 8 of the Securities into cash and shares, if any, of Common Stock (the “Conversion Obligation”).  The “Conversion Rate” shall be that identified as such in Paragraph 8 of the Securities, subject to adjustment as herein set forth.  The Company shall notify the Trustee of the date on which the Securities first become convertible, which notification shall set forth the calculations on which such determination was made.  Unless and until the Trustee receives such notification, the Trustee may assume without inquiry that the Securities are not convertible.

Whenever the Securities shall become convertible pursuant to this Section 10.01 and Paragraph 8 of the Securities, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders of the event triggering such convertibility, and the Company shall also promptly disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News and publish such information on the Company’s website or through another public medium the Company may use at that time.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

A Holder may, during any applicable time referred to herein, convert a portion of the principal amount of a Security if the portion converted is in a $1,000 principal amount or an integral multiple of $1,000.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

Except as specifically described in this Article 10, the Conversion Rate will not be subject to adjustment in the case of the issuance of any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or the right, option or warrant to purchase shares of Common Stock, or such convertible or exchangeable securities.

(b)        Subject to Section 10.01(a), a Holder upon conversion will receive, in respect of each $1,000 initial principal amount of Securities, cash in an amount (the “Principal Return”) equal to the sum of the Principal Portions for each Trading Day during the relevant Applicable Conversion Reference Period.  In addition, if the Daily Conversion Value exceeds the Principal Portion of the converted Securities on any Trading Day during the relevant Applicable Conversion Reference Period, the Company will also deliver shares of Common Stock in an amount equal to (i) the excess of the Daily Conversion Value over the Principal Portion on that Trading Day divided by (ii) the Daily VWAP of Common Stock on such Trading Day.

The “Applicable Conversion Reference Period” means, with respect to any conversion date occurring during the period beginning on and including the thirtieth Scheduled Trading Day prior to the scheduled Maturity Date and ending at the close of business on the second Scheduled Trading Day immediately prior to the scheduled Maturity Date, the 25 consecutive Trading Day period beginning on and including the 27th Scheduled Trading Day prior to the scheduled Maturity Date, or, in all other cases, the 25 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the related Conversion Date.

The “Daily Conversion Value” means, for each day in the relevant Applicable Conversion Reference Period, one-twenty-fifth (1/25th) of the product of (i) the applicable Conversion Rate on such Trading Day and (ii) the Daily VWAP on such Trading Day of the Common Stock or the Reference Property into which Common Stock has been converted in connection with certain corporate transactions.

The “Daily Settlement Amount,” for each of the 25 consecutive Trading Days during the relevant Applicable Conversion Reference Period, will consist of:

(a)           cash equal to the lesser of (i) $40 and (ii) the Daily Conversion Value for such Trading Day (the amount determined pursuant to this clause being the “Principal Portion”); and

(b)           to the extent the Daily Conversion Value exceeds $40, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and $40, divided by (ii) the daily VWAP of the Common Stock for such Trading Day.

“Daily VWAP” for the Common Stock, in respect of any Trading Day, means the per-share volume-weighted average price on the NYSE as displayed under the heading “Bloomberg VWAP” on Bloomberg page “IGT.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled opening of trading until the scheduled close of trading of the primary trading session on such Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock (or one unit of any Reference Property consisting of marketable equity securities) on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method (or, in the case of Reference Property consisting of cash, the market value thereof) and will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

(c)         The Company shall pay or deliver, as the case may be, such cash and/or shares of Common Stock on the third Trading Day immediately following the last Trading Day of the Applicable Conversion Reference Period; provided, that if prior to the relevant Conversion Date, the Common Stock has been replaced by Reference Property consisting solely of cash, the Company will pay such cash on the third Trading Day immediately following the relevant Conversion Date.  Notwithstanding the foregoing, if any information required to calculate the conversion consideration deliverable is not available as of the applicable settlement date, the Company will deliver the additional shares of Common Stock resulting from such adjustment on the third Trading Day after the earliest Trading Day on which such calculation can be made.  If application of the provisions described above would result in settlement of a conversion during the 10 Trading Days immediately following the effective date of a Fundamental Change, settlement will instead take place on the tenth Trading Day following such effective date of the Fundamental Change.

Section 10.02.        Conversion Procedure.  To convert a Security a Holder must satisfy the requirements in Paragraph 8 of the Securities.  The first Business Day on which the Holder satisfies all those requirements and delivers an irrevocable conversion notice together with such Holder’s Securities for conversion is the conversion date (the “Conversion Date”).

No later than the third Trading Day after the last day of the Applicable Conversion Reference Period, the Company shall deliver to the Holder, through the Conversion Agent, cash and a certificate for the number of full shares, if any, of Common Stock issuable upon the conversion or exchange and additional cash in lieu of any fractional share determined pursuant to Section 10.03.  The Person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date.  Upon conversion of a Security in its entirety, such Person shall no longer be a Holder of such Security.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article 10.  On conversion of a Security, that portion of accrued and unpaid interest, if any, through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of cash and the shares, if any, of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof; and the fair market value of cash and shares, if any, of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest, if any, through the Conversion Date, and the balance, if any, of such fair market value of cash and such shares, if any, of Common Stock (and any such cash payment) shall be treated as issued for the principal amount of the Security being converted pursuant to the provisions hereof.  The Company will not adjust the Conversion Rate to account for accrued interest, if any.  If the Holder converts more than one Security at the same time, the cash payment and the number of shares, if any, of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the converted portion of the Security surrendered.

Section 10.03.        Fractional Shares.  The Company will not issue fractional shares of Common Stock upon conversion of a Security.  Instead, the Company will pay cash in lieu of fractional shares by multiplying the Daily VWAP of a full share of Common Stock on the last Trading Day of such Applicable Conversion Reference Period by the fractional amount and rounding the product to the nearest whole cent.  Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Securities that the Holder is then converting into cash and Common Stock, if any, and the aggregate number of shares, if any, of Common Stock issuable upon such conversion.

Section 10.04.        Taxes on Conversion.  If a Holder submits a Security for conversion, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares, if any, of Common Stock upon the conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the shares, if any, of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.05.        Company to Provide Stock.  The Company shall, prior to issuance of any Securities under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

Any shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim.  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Stock, if any, upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

With respect to any Common Stock required to bear a Restricted Stock Legend, the shares of Common Stock distributed upon conversion will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities,” and the Company will affix, or will direct its transfer agent to affix the Restricted Stock Legend that is set forth in Exhibit C upon such shares of Common Stock.

Section 10.06.        Adjustment for Change in Capital Stock.  If, after the Issue Date of the Securities, the Company, or in the case of (a) below, any Subsidiary of the Company:

(a)           pays a dividend or makes another distribution to all or substantially all holders of the Company’s Common Stock payable exclusively in shares of Common Stock on the Company’s Common Stock;

(b)           subdivides the outstanding shares of Common Stock into a greater number of shares; or

(c)           combines the outstanding shares of Common Stock into a smaller number of shares;

then the Conversion Rate will be adjusted based on the following formula; provided however, that no adjustment shall be made pursuant to clause (a) if all the Holders of the Securities may participate in such dividend or distribution:

R’ = R ×	OS
OS’

where,

R’    =      the conversion rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination, as the case may be;

R     =      the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination, as the case may be;

OS’=       the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination, as the case may be; and

OS   =      the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination, as the case may be.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such subdivision or combination.  If any dividend or distribution of the type described in this Section 10.06 is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 10 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 10.

Section 10.07.        Adjustment for Rights Issue.  If after the Issue Date of the Securities, the Company distributes any rights, options or warrants to all holders of the Company’s Common Stock entitling them to purchase (for a period expiring within 60 days), shares of Common Stock at a price per share less (or having a conversion price per share less) than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution (except that no adjustment will be made if Holders of the Securities may participate in the distribution on a basis and with the notice that the Company’s Board of Directors determines to be fair and appropriate), the Conversion Rate shall be adjusted in accordance with the formula; provided, however, that the Conversion Rate will be readjusted to the extent that such rights, options or warrants are not exercised prior to their expiration or are not distributed:

R’ = R ×	(O + N)
O + ((N × P)/M)

where:

R’    =      the conversion rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

R     =      the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

O     =      the number of shares of Common Stock outstanding at the close of business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

N     =      the number of additional shares of Common Stock issuable pursuant to such rights, options or warrants;

P      =      the per-share offering price payable to exercise such rights, options or warrants for the additional shares plus the per-share consideration (if any) the Company receives for such rights, options or warrants; and

M    =      the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date with respect to the distribution.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted promptly to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.

For purposes of this Section 10.07, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in a value of R’ that is equal to or less than the value of R.

Section 10.08.        Adjustment for Other Distributions.  If, after the Issue Date of the Securities, the Company distributes to all or substantially all holders of its Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (a) distributions of Capital Stock referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07, (b) cash dividends or other cash distributions referred to in Section 10.08A and (c) any Spin-off to which the provisions set forth below in this Section 10.08 shall apply), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.08, in accordance with the formula:

R’ = R ×	M
M – F

where:

R’    =      the conversion rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

R     =      the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

M    =      the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Ex-Dividend Date for such distribution; and

F      =      the fair market value, as determined by the Board of Directors, of the portion of those assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 10.08 where there has been a payment of a dividend or other distribution on the Common Stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a national securities exchange or reasonably comparable non-U.S. equivalent, which is referred to herein as a “Spin-off,” the conversion rate will be increased based on the following formula:

R’ = R ×	F + MP
MP

where:

R’    =      the conversion rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-off;

R     =      the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-off;

F      =      the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-off (such period, the “Valuation Period”); and

MP  =      the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the conversion rate under the preceding paragraph of this Section 10.08 will be made immediately after the open of business on the day after the last day of the Valuation Period, but will be given effect as of the open of business on the Ex-Dividend Date for the Spin-off.  If the Ex-Dividend Date for the Spin-off is less than 10 Trading Days prior to, and including, the end of the Applicable Conversion Reference Period in respect of any conversion, references within this Section 10.08 to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-off to, and including, the last Trading Day of such Applicable Conversion Reference Period.  For purposes of determining the conversion rate, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-off, references within the portion of this Section 10.08 related to “Spin-offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-off to, but excluding, the relevant Conversion Date.

For purposes of this Section 10.08, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.  In no event shall the Conversion Rate be decreased pursuant to this Section 10.08.

Section 10.08A.            Adjustment for Cash Dividends.

If, after the Issue Date of the Securities, the Company distributes to all or substantially all holders of its Common Stock any cash (excluding any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the Dividend Threshold Amount), the Conversion Rate shall be adjusted in accordance with the formula:

R’ = R ×	SP
SP – C

where:

R’    =      the conversion rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

R     =      the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

SP   =      the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C     =      the amount in cash per share the Company distributes to holders of Common Stock in excess of the Dividend Threshold Amount (and for which no adjustment has been made);

provided that if an adjustment is required to be made under this Section 10.08A as a result of a distribution that is not a regular quarterly cash dividend, the Dividend Threshold Amount will be deemed to be zero.  The Dividend Threshold Amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate, provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the conversion rate under this Section 10.08A.

The adjustment shall become effective immediately after the after the open of business on the Ex-Dividend Date with respect to the distribution.

Section 10.09.        Adjustment for Company Tender Offer.  If, after the Issue Date of the Securities, the Company or any Subsidiary of the Company makes a payment to holders of the shares of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices over the 10 consecutive Trading Day period commencing on, and including the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

R’ = R ×	F + (SP × OS’)
OS × SP

where:

R’    =      the Conversion Rate in effect immediately after the open of business on the Trading Day following the Expiration Date;

R     =      the Conversion Rate in effect immediately prior to the open of business on the Trading Day following the Expiration Date;

F      =      the fair market value, as determined by the Board of Directors (or a committee thereof), of the aggregate consideration payable in such tender or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of Common Stock the Company or any Subsidiary of the Company purchases in such tender or exchange offer, such fair market value to be measured as of the expiration time of the tender or exchange offer (the “Expiration Time”);

OS   =      the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to such tender offer or exchange offer);

OS’=       the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP   =      the average of the closing sale prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the Expiration Date.

The adjustment to the conversion rate under the preceding paragraph of this Section 10.09 will be made immediately after the open of business on the 11th Trading Day following the Expiration Date but will be given effect at the open of business on the Trading Day following the Expiration Date.  If the Trading Day following the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Applicable Conversion Reference Period in respect of any conversion, references within this Section 10.09 to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Date to, and including, the last Trading Day of such Applicable Conversion Reference Period.  For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day following the Expiration Date, references within this Section 10.09 to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Time to, but excluding, the relevant Conversion Date.

If:

(1)         any distribution or transaction described in Section 10.6 through Section 10.09 has not yet resulted in an adjustment to the Conversion Rate on a given Trading Day within the Applicable Conversion Reference Period applicable to Securities that Holders have converted; and

(2)         the shares of Common Stock that Holders will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related Record Date or otherwise);

then the Company shall adjust the number of shares that it will deliver to Holders in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

Section 10.10.        When Adjustment May be Deferred.  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.  Any adjustments that are carried forward shall be made on the Trading Day that is 30 Trading Days prior to the scheduled Maturity Date.  Thereafter any adjustment to the Conversion Rate shall be made on each subsequent Scheduled Trading Day immediately preceding the scheduled Maturity Date.

All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 10.11.        When No Adjustment Required.  No adjustment need be made as a result of:

(a)           the issuance of the rights pursuant to the Company’s adoption of a stockholders rights plan that provides that each share of Common Stock issued upon conversion of the Securities at any time prior to the distribution of separate certificates representing rights will be entitled to receive the right (a “Stockholder Rights Plan”);

(b)           the distribution of separate certificates representing the rights under a Stockholder Rights Plan;

(c)           the exercise or redemption of the rights in accordance with any rights agreement under a Stockholder Rights Plan;

(d)           the termination or invalidation of the rights under a Stockholder Rights Plan;

(e)           upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

(f)            upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(g)           upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued;

(h)           except as otherwise described in this Article 10, ordinary course of business stock repurchases, including structured or derivative transactions pursuant to a stock repurchase program approved by the Board of Directors; or

(i)            any accrued and unpaid interest, Additional Interest or Extension Fee.

If any event described in Section 10.11(a) through (d) occurs, Holders will receive the rights upon conversion, unless, prior to any conversion, the rights have separated from the Common Stock.  If the rights have separated, the Conversion Rate will be adjusted at the time of separation as provided by this Indenture (subject to readjustment in the event of the expiration termination or redemption of such rights.)

No adjustment need be made for a transaction referred to in Section 10.07, 10.08 or 10.08A if Holders of the Securities may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.  No adjustment need be made for a transaction referred to in Section 10.08 or 10.08A above if all Holders of the Securities may participate in the transaction.

No adjustment need be made for a change in the par value or no par value of the shares of Common Stock.

To the extent the Securities become convertible pursuant to this Article 10 in whole or in part into cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

Section 10.12.        Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly or within three Business Days mail to Holders a notice of the adjustment.  The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it.  The notice of adjustment shall be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.

The Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to this Article 10, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of Common Stock.

Section 10.13.                       Voluntary Increase.  The Company from time to time may (but is not required to) increase the Conversion Rate by any amount at any time for at least 20 Business Days, so long as the increase is irrevocable during such period.  In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase.  The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect.  The notice shall state the increased Conversion Rate and the period it will be in effect.  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.06, 10.07, 10.08 or 10.08A.

Section 10.14.                       Notice of Certain Transactions.  If:

(a)                                  the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.08A or 10.09 (unless no adjustment is to occur pursuant to Section 10.11); or

(b)                                 the Company takes any action that would require a supplemental indenture pursuant to Section 10.15; or

(c)                                  there is a liquidation or dissolution of the Company,

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution.  The Company shall file and mail the notice at least 15 Scheduled Trading Days before such date.  Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.14A.             Effect of Reclassification, Consolidation, Merger or Sale.  Upon the occurrence of (i) any reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 10.06), (ii) any transaction involving the Company subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person), (iii) a binding share exchange which reclassifies or changes the outstanding shares of

Common Stock, or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets  with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:

(a)                                  the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) and which shall provide that Holders shall be entitled thereafter to convert their Securities into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our Common Stock equal to the conversion rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event; provided that, at and after the effective time of any such Merger Event, any amount otherwise payable in cash upon conversion of the Securities shall continue to be payable as provided in Section 10.01(b).

(b)                                 In the event the Company shall execute a supplemental indenture pursuant to this Section 10.14A, the Company shall promptly file with the Trustee an Officers’ Certificate briefly describing the Merger Event and stating the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent to such Merger Event under this Indenture have been complied with.  Promptly, following the effective time of any such Merger Event, the Company shall issue a press release describing the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event (and shall make the press release available on its website).  Any failure to deliver such Officers’ Certificate or issue such press release shall not affect the legality or validity of such supplemental indenture.

(c)                                  With respect to each $1,000 principal amount of Securities surrendered for conversion after the effective date of any such Merger Event in lieu of cash and shares of Common Stock, if any, otherwise provided for hereunder, the Company shall deliver to the converting Holder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Securities to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate;

(A)                              The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 10.03 (provided that the amount of such cash shall be determined as if references in such Section to “the Closing Sale Price” were instead a reference to “the Closing Sale Price of a unit of Reference Property” composed of the type and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration).

(B)                                The Daily Settlement Amounts (if applicable) and Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Applicable Conversion Reference Period.

(C)                                For purposes of this Section 10.14A , the “Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holders of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election; provided that, if the types and amounts of consideration that holders of the Common Stock would be entitled to receive with respect to or in exchange for such Common Stock is based in part upon any form of stockholder election, the “Weighted Average Consideration” will be deemed to be (A) if holders of the majority of the shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (B) if the holders of a majority of the shares of Common Stock do not affirmatively make such an election, the types and amount of consideration actually received by such holders.

(D)                               The Company shall notify the holders and the Trustee of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(d)                                 The above provisions of this Section shall similarly apply to successive Merger Events.

In the event that Securities become convertible into Reference Property pursuant to this Section 10.14A , the Company shall notify the Trustee and issue a press release containing the relevant information (and make such press release available on the Company’s website).

Section 10.15.                       Reorganization of Company; Special Distributions.  If the Company is a party to a Fundamental Change pursuant to paragraph (ii) of the definition of Fundamental Change set forth in Section 3.03, upon effectiveness of such Fundamental Change, the Securities shall be convertible into cash and other property, as applicable. If, pursuant to Section 10.21 the Company is required to increase the conversion rate by the Additional Shares as a result of such a Fundamental Change, the Securities surrendered for conversion will be settled as follows:

(a)                                  if the last day of the Applicable Conversion Reference Period related to Securities surrendered for conversion is prior to the third Trading Day preceding the effective date of the Fundamental Change, (i) the conversion shall be settled as described in Section 10.01(b) by delivering the amount of cash and shares of Common Stock, if any, based on the Conversion Rate then in effect without regard to the number of Additional Shares to be added to the Conversion Rate as described above, on the third Trading Day immediately following the last day of the Applicable Conversion Reference Period and (ii) as soon as practicable following the Make Whole Adjustment Event

Effective Date, the Company shall deliver the increase in such amount of cash and reference property deliverable in lieu of shares of Common Stock, if any, as if the Conversion Rate had been increased by such number of Additional Shares during the related Applicable Conversion Reference Period and based upon the average of the Closing Sale Prices of the Common Stock during such Applicable Conversion Reference Period.  If such increased amount results in an increase to the amount of cash to be paid to Holders, the Company shall pay such increase in cash, and if such increased settlement amount results in an increase to the number of shares of Common Stock, the Company shall deliver such increase by delivering reference property based on such increased number of shares; and

(b)                                 if the last day of the Applicable Conversion Reference Period related to Securities surrendered for conversion is on or following the third Scheduled Trading Day preceding the Make Whole Adjustment Effective Date, the conversion shall be settled as described in Section 10.01(b) based on the Conversion Rate as increased by the Additional Shares payable on the later to occur of (1) the effective date of the transaction and (2) the third Trading Day immediately following the last day of the Applicable Conversion Reference Period.

(c)                                  If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, the Conversion Value and the Daily Settlement Amount will be calculated based upon, in addition to the shares of Common Stock into which the Security is convertible (before taking into account the net share settlement provisions), the kind and amount of securities, cash or other assets comprising the distribution that a holder of a number of shares of Common Stock equal to the Conversion Rate would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

Section 10.16.                       Company Determination Final.  Any determination and/or calculation that the Company or the Board of Directors must make pursuant to Section 4.02, 10.03, 10.06, 10.07, 10.08, 10.08A, 10.09, 10.10, 10.11, 10.14A, 10.15 or 10.17 is conclusive, absent manifest error.

Section 10.17.                       Trustee’s Adjustment Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be.  The Trustee has no duty to determine whether a supplemental indenture under Section 10.15 need be entered into or whether any provisions of any supplemental indenture are correct.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities.  The Trustee shall not be responsible for the Company’s failure to comply with this Article 10.  Each Conversion Agent shall have the same protection under this Section 10.17 as the Trustee.

Section 10.18.                       Simultaneous Adjustments.  In the event that this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06(d), 10.07, 10.08 or 10.08A, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06, second, the provisions of Section 10.08, third, the provisions of Section 10.08A and, fourth, the provisions of Section 10.07.

Section 10.19.                       Successive Adjustments.  After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 10.20.                       Limitation on Adjustments.  The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 10 if that adjustment would reduce the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Securities.

Section 10.21.                       Adjustment to Conversion Rate Upon Certain Transactions.  If, after the Issue Date a Fundamental Change pursuant to paragraphs (i), (ii), (iv) or (v) of the definition of Fundamental Change set forth in Section 3.01, which, with respect to any event described in paragraph (ii) of the definition of Fundamental Change, shall be determined without regard to the exception provided by the Section 3.01(a)(ii)(B) (any such event, a “Make Whole Adjustment Event”) occurs, and if a Holder elects to convert its Securities in connection with such Make Whole Adjustment Event, the Company will increase the Applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 10.21.  A conversion of Securities will be deemed for the purposes of this Section 10.21 to be “in connection with” a Fundamental Change if the notice of conversion of the Securities is received by the Conversion Agent from and including the effective date, up to and including the second Scheduled Trading Day immediately preceding the related Fundamental Change Repurchase Date or the date that is 30 Scheduled Trading Days immediately following the effective date of the Make Whole Adjustment Event if there is no such related Fundamental Change Repurchase Date.

The Company shall mail Holders and the Trustee not later than 25 Scheduled Trading Days prior to the anticipated effective date of the Make Whole Adjustment Event, a notice describing the Make Whole Adjustment Event and the Holders’ rights to Additional Shares.  The Company shall also issue a press release and make the press release available on its website as soon as practicable after it first determines the anticipated Make Whole Adjustment Event Effective Date.

The number of Additional Shares will be determined by reference to the table below and is based on the date on which such Make Whole Adjustment Event transaction occurs or becomes effective (the “Make Whole Adjustment Event Effective Date”) and the price (the “Share Price”) paid per share of Common Stock in such Make Whole Adjustment Event.  If the holders of Common Stock receive only cash in the Make Whole Adjustment Event described in Section 3.03(a)(ii), the Share Price shall be the cash amount paid per share of Common Stock.  Otherwise, the Share Price shall be the average of the Closing Sale Prices of the Common Stock on the ten consecutive Trading Days up to but excluding the Make Whole Adjustment Event Effective Date.

The Share Prices set forth in the Share Price column of the table below will be adjusted as of any date on which the Conversion Rate is adjusted.  The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the applicable Conversion Rate as so adjusted.

Stock Price

Effective Date	$15.07	$16.00	$17.50	$20.00	$22.50	$25.00	$30.00	$35.00	$40.00	$50.00	$65.00	$80.00	$100.00	$125.00	$150.00

May 11, 2009	16.2762	14.3770	11.8989	8.9284	6.9058	5.4828	3.6784	2.6385	1.9946	1.2726	0.7626	0.5051	0.3124	0.1769	0.0976

May 1, 2010	16.2762	13.8397	11.2916	8.2571	6.2352	4.8364	3.1296	2.1859	1.6248	1.0170	0.6045	0.3985	0.2427	0.1323	0.0675

May 1, 2011	16.2762	13.3373	10.6371	7.4913	5.4563	4.0918	2.4996	1.6808	1.2192	0.7511	0.4472	0.2944	0.1763	0.0909	0.0407

Mat 1, 2012	16.2762	12.9045	9.9427	6.5812	4.4935	3.1765	1.7575	1.1115	0.7858	0.4829	0.2921	0.1911	0.1098	0.0500	0.0149

May 1, 2013	16.2762	12.4192	8.9009	5.1590	3.0431	1.8571	0.8274	0.4821	0.3439	0.2245	0.1369	0.0842	0.0396	0.0059	0.0000

May 1, 2014	16.2762	12.4192	7.0621	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the exact Share Prices and Make Whole Adjustment Effective Dates are not set forth in the table, then:  (i) if the Share Price is between two Share Price amounts in the table or the Make Whole Adjustment Effective Date is between two dates in the table, the Additional Shares issued upon conversion of the Securities will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two Make Whole Adjustment Event Effective Dates in the table, based on a 365-day year, (ii) if the Share Price exceeds $150.00 per share, subject to adjustment as set forth herein, no Additional Shares will be issued upon conversion of the Securities; and (iii) if the Share Price is less than $15.07 per share, subject to adjustment as set forth herein, no Additional Shares will be issued upon conversion of the Securities.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 66.3570 shares per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate pursuant to Article 10.

The Company will settle conversions of Securities converted in connection with a Make Whole Adjustment Event as provided in Section 4.01; provided however that in connection with a Make Whole Adjustment Event in which holders of Common Stock receive only cash consideration for their shares of Common Stock (in a single per-share amount, other than with respect to appraisal and similar rights), the Company shall settle conversions by delivering, on the tenth Business Day after the Conversion Date, for each $1,000 principal amount of Securities, an amount of cash equal to (i) the applicable Conversion Rate on the Conversion

Date, increased by Additional Shares, if any, calculated as set forth in this Section 10.21, multiplied by (ii) the per-share amount of cash consideration paid in such Make Whole Adjustment Event.

ARTICLE 11

PAYMENT OF INTEREST

Section 11.01.                       Payment of Interest.  (a)  The Company shall pay interest on the Securities at a rate of 3.25% per annum, payable semi-annually in arrears on May 1 and November 1 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, the immediately following Business Day, commencing November 1, 2009.  Interest on a Security shall be paid to the Holder of such Security at the close of business on April 15 or October 15 (each, a “Record Date”), as the case may be, next preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of the maturity, conversion, or purchase of a Security by the Company at the option of the Holder, interest shall cease to accrue on such Security.

(b)                                 Upon conversion of a Security, (i) a Holder shall not receive any cash payment of interest (unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates, in which case a Holder on the Record Date will receive on the Interest Payment Date accrued and unpaid interest) and the Conversion Rate shall not be adjusted to account for accrued and unpaid interest and (ii) except as set forth in clause (c) below, the Company’s delivery to a Holder of cash and shares, if any, of Common Stock into which the Security is convertible shall be deemed to satisfy its obligation with respect to such Security, and any accrued but unpaid interest shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

(c)                                  Securities surrendered for conversion by a Holder after the close of business on any Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Securities; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date, (2) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities or (3) if the Securities are surrendered for conversion after the close of business on the Record Date immediately preceding the Maturity Date of the Securities.

Section 11.02.                       Defaulted Interest.  Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Record Date applicable to such installment of interest.  Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in this Section 11.02 (a) or (b).

(a)                                  The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the

Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.05(a).  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 11.05(b).

(b)                                 Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 11.05(b), such manner of payment shall be deemed practicable by the Trustee.

Section 11.03.                       Interest Rights Preserved.  Subject to the foregoing provisions of this Article 11 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE 12

MISCELLANEOUS

Section 12.01.                       Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02.                       Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

International Game Technology
9295 Prototype Drive
P.O. Box 10580
Reno, Nevada  89510
Facsimile:  (775) 448-0777
Attention of:  Chief Financial Officer

if to the Trustee:

Wells Fargo Bank, National Association
707 Wilshire Blvd, 17th Floor
Los Angeles, California  90017
Facsimile: 213-614-3355
Attention:  Corporate Trust Department

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 12.03.                       Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section
312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.04.                       Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 if required by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (to the extent of legal conclusions) have been complied with.

Section 12.05.                       Statements Required in Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)                                  a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)                                  a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06.                       Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07.                       Rules by Trustee, Paying Agent, Conversion Agent, and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.08.                       Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a Record Date is a Legal Holiday, the Record Date shall not be affected.

Section 12.09.                       Governing Law.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.10.                       No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.11.                       Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12.        Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

Section 12.13.        Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.14.        Submission to Jurisdiction.   The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, may be instituted in any federal court sitting in The City of New York; (ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 12.15.        Appointment of Agent for Service of Process.  The Company hereby designates Christopher W. Jones, Esq. as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at International Game Technology, 520 White Plains Road, Suite 500, Tarrytown, New York 10591-5118 (or at such other address in the Borough of Manhattan, the City of New York, as such agent may designate by written notice to the Company and the Trustee), and written notice of said service to the Company , mailed or delivered to it, at the addresses provided above, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company, whether or not the Company shall then be doing, or at any time shall have done, business within the State of New York, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service.

IN WITNESS WHEREOF, INTERNATIONAL GAME TECHNOLOGY has caused this Indenture to be duly executed as a deed the day and year first before written.

INTERNATIONAL GAME TECHNOLOGY

/s/ Patrick W. Cavanaugh
Name:	Patrick W. Cavanaugh
Title:	Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Vice President

EXHIBIT A — FORM OF SECURITY

[FORM OF FACE OF SECURITY]

[Include the following legend for Global Securities only (the “Global Securities Legend”):]

THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HERINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Securities that are Restricted Securities (the “Restricted Securities Legend”):]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) (I) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THE SECURITIES (THE “INITIAL PURCHASERS”) OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES), IN THE CASE OF THE SECURITIES, OR (II) SIX MONTHS AFTER THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES), IN THE CASE OF THE COMMON STOCK ISSUABLE ON CONVERSION OF THE SECURITIES (OR ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE IN THE CASE OF COMMON STOCK THAT IS RESTRICTED UPON

ISSUANCE), AND (Y) 90 DAYS AFTER THE HOLDER CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (D) WITHIN THE LATER OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE PURSUANT TO THE INDENTURE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO SUCH OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE ISSUER MAY PURCHASE OR SELL THIS SECURITY PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES). THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES) PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER SECURITIES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

No. [ ]	CUSIP: 459902AQ5
ISIN: US459902AQ56

Principal Amount $[                 ]
[as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto][include for Global Security]

International Game Technology

3.25% Convertible Notes due 2014

International Game Technology, a Nevada corporation, promises to pay to [          ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[    ] on May 1, 2014 (the “Maturity Date”).

Interest Payment Dates:  May 1 and November 1.

Record Dates:  April 15 and October 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: May 11, 2009	INTERNATIONAL GAME TECHNOLOGY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By
Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

3.25% Convertible Notes due 2014

1.             Interest

This Security shall bear cash interest at the rate of 3.25% per annum.  Interest on this Security shall accrue from May 11, 2009 (the “Issue Date”), or from the most recent date to which interest has been paid or provided for.  Interest shall be payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2009 to the holders of record of Securities at the close of business on the April 15 or October 15 immediately preceding such Interest Payment Date (or repurchase, redemption or Maturity Date, as applicable).  Each payment of cash interest on this Security shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date, Gaming Law Redemption Date, Fundamental Change Repurchase Date or Maturity Date, as applicable.  Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount will be paid as a result of any such postponement.  Interest shall be calculated using a 360-day year composed of twelve 30-day months.  Interest shall cease to accrue on this Security upon its Maturity Date, conversion or repurchase by the Company including a repurchase at the option of the Holder upon a Fundamental Change in accordance with Paragraph 7 hereof.

Interest on Securities converted after a Record Date but prior to the corresponding Interest Payment Date will be paid to the Holder of the Securities on the Record Date, but upon conversion the Holder must pay the Company the interest which has accrued and will be paid by the Company on such Interest Payment Date.  No such payment need be made (1) if the Company has specified a Gaming Law Redemption Date that is after a Record Date and on or prior to the next Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities.

2.             Method of Payment.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided herein and in the Indenture.  The Company will pay interest (except Defaulted Interest) on the principal amount of the Securities on each May 1 and November 1 to the Persons who are registered Holders of Securities at the close of business on the April 15 and October 15 next preceding the Interest Payment Date even if Securities are canceled or repurchased after such Record Date and on or before the Interest Payment Date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest, including additional interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company will make all payments in respect of a Global Security registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account specified by such Holder.  The Company will make all payments in respect of a Certificated Security (including principal and interest) in U.S. dollars at the office of the Trustee.  At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, if requested by a Holder of more than $1,000,000 in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder.  If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.             Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.             Indenture.

The Company issued the Securities under an Indenture dated as of May 11, 2009 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general unsecured and unsubordinated obligations of the Company limited to an aggregate principal amount of $850,000,000.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.             [Reserved]

6.             [Reserved]

7.             Purchase By the Company at the Option of the Holder upon a Fundamental Change.

(a)           At the option of the Holder and subject to the terms and conditions of the Indenture, if a Fundamental Change occurs, each Holder of Securities will have the right, at its option to require the Company to repurchase for cash all of its Securities, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Securities to be repurchased plus accrued and unpaid interest, if any, on the Fundamental Change Repurchase Date.  To exercise the repurchase right, the Holder must deliver on or before the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, written notice to the Trustee of such Holder’s exercise of its repurchase right, together with the Securities with respect to which the right is being exercised.  The Company is required to repurchase the Securities on the date that is no fewer than 15 and no more than 45 days after the date on which the Company notifies Holders of the Securities of the transaction or transactions that constitute the Fundamental Change.

(b)           Holders have the right to withdraw any Fundamental Change Repurchase Notice delivered pursuant to Paragraph
7(a) above by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture at any time prior to 5:00 p.m. (New York City time) on the last day prior to the Fundamental Change Repurchase Date.  If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Security.

8.             Conversion.

(a)           The initial Conversion Rate is 50.0808 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture.  Upon conversion, a Holder will receive, in respect of each $1,000 principal amount of Securities, cash in an amount equal to the sum of the Principal Portions (as defined in the Indenture) for each Trading Day during the relevant Applicable Conversion Reference Period (as defined in the Indenture).  In addition, subject to certain limitations set forth in the Indenture, if the Daily Conversion Value (as defined in the Indenture) exceeds the Principal Portion of the converted Securities on any Trading Day during the relevant Applicable Conversion Reference Period, the Company will also deliver shares of Common Stock in an amount equal to (i) the excess of the Daily Conversion Value over the Principal Portion on that Trading Day divided by (ii) the Daily VWAP (as defined in the Indenture) of Common Stock on that Trading Day.   A Holder that surrenders Securities for conversion will receive cash in lieu of any fractional share of Common Stock based on the Daily VWAP of the Common Stock of the Company on the Trading Day immediately prior to the Conversion Date.

(b)           Holders may surrender Securities, in integral multiples of $1,000 principal amount, for conversion into cash and shares of Common Stock, if any, until the second Scheduled Trading Day immediately preceding the Maturity Date (1) during any fiscal quarter ending after September 30, 2009 (and only during such fiscal quarter), if the Closing Sale Price of Common Stock for at least 20 Trading Days in the 30 Trading Day period ending on the last Trading Day of the immediately preceding fiscal quarter is more than 130% of the Conversion Price per share of Common Stock on the last Trading Day of such preceding fiscal quarter or (2) at any time after February 1, 2014 until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.  The “Conversion Price” per share of Common Stock as of any day will equal the result obtained by dividing $1,000 by the then applicable Conversion Rate.

(c)           If the Company elects to either (i) distribute to all or substantially all Holders of Common Stock certain rights entitling them to purchase, for a period expiring within 60 days, shares of Common Stock at less than the current market price at the time, or (ii) distribute to all or substantially all Holders of Common Stock the Company’s assets, debt securities or certain rights to purchase the Company’s securities, which distribution has a per share value exceeding 12.5% of the Closing Sale Price of a share of Common Stock on the day prior to the declaration date for such distribution, the Company must give notice to the Holders at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution.  Once such notice has been given, the Securities may be surrendered for conversion at any time until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or until the Company announces that such distribution will not take place.  No adjustment to the ability of a Holder to convert will be made if the Holder will otherwise participate in the distribution without conversion.

(d)           If the Company is party to any transaction or event that constitutes a Make Whole Adjustment Event, a Holder may surrender Securities for conversion at any time during the period beginning with, and including, the Make Whole Adjustment Event Effective Date to, and including, the second Scheduled Trading Day immediately preceding the related repurchase date (or, if there is no related repurchase date, the 30th Scheduled Trading Day immediately following the Make Whole Adjustment Event Effective Date).   The Company will notify Holders at least 25 Scheduled Trading Days prior to the anticipated Make Whole Adjustment Event Effective Date.

(e)           If the Company is a party to a combination, merger, binding share exchange or sale or conveyance of all or substantially all of its property and assets (in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property) that does not also constitute a Fundamental Change (including any event that would be a Fundamental Change but for the existence of an exception specified in the paragraph following the definition thereof in the Indenture), Holders shall have the right to surrender Securities for conversion at any time during the period beginning with, and including, the effective date of such transaction to, and including, the second Scheduled Trading Day immediately preceding the 30th Scheduled Trading Day immediately following the effective date corresponding to such transaction).  The Company will notify Holders at least 25 Scheduled Trading Days prior to the anticipated effective date of such transaction.

(f)            Holders may surrender Securities for conversion at any time on or after February 1, 2014 until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(g)           To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

(h)           A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture.  Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued and unpaid interest with respect to the converted Securities.  Instead, upon conversion the Company will deliver to the Holder cash, a fixed number of shares of Common Stock, if any, and any cash payment to account for fractional shares.  Accrued and unpaid interest will be deemed paid in full rather than cancelled, extinguished or forfeited.  The Company will not adjust the Conversion Rate to account for accrued and unpaid interest.

(i)            The Conversion Rate will be adjusted as provided in Article 10 of the Indenture.  The Company may (but is not required to) increase the Conversion Rate for at least 20 Business Days, so long as the increase is irrevocable during such period.  In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(j)            If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets as set forth in Section 5.01 of the Indenture, or upon certain events described in Section 10.15 of the Indenture, then at the effective time of the transaction, the Conversion Value and Daily Settlement Amount will be determined based upon the type and amount of Reference Property or other cash, securities or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate would have received in the transaction or event.

(k)           The Company will notify Holders of any event triggering the right to convert the Securities as specified in the Indenture.

9.             Future Liens.

                Subject to the Company obtaining the necessary regulatory approvals described in the Indenture, if at any time, pursuant to the terms of any credit agreement or facility between the Company and its lenders, as amended at such time (a “Credit Facility”), the Company is required to grant a lien to the lenders under such Credit Facility (or their representative) as a result of the Company’s non-credit enhanced, senior unsecured long-term debt being rated below a level specified in such Credit Facility, then the Company will grant to the Trustee, for the pro rata benefit of all Holders, an equal and ratable lien on any of its assets or the assets of its subsidiaries that are the subject of any such lien granted to the lenders under the terms of such Credit Facility. If, thereafter, any such lien is released pursuant to the terms of any such Credit Facility, then the lien in favor of the Trustee will similarly be released; provided, that if any lien in favor of the lenders is then subsequently reimposed under the terms of the Credit Facility, the Company shall again grant an equal and ratable lien in favor of the Trustee.  Any lien so granted shall be shared equally and ratably with any other notes, bonds or debentures that may be issued by the Company following the date of the Indenture, if the terms of such other notes, bonds or debentures so provide; provided that any such lien shall be automatically released upon the release of the lien so granted.

10.           Mandatory Disposition Due to Gaming Laws.

Each holder, by accepting this Security, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any Subsidiary does business requires that a person who is a holder or the beneficial owner of the Security be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period.  If such person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option to:

(1)           require such person to dispose of this Security or beneficial interest in this Security within 30 days of receipt of notice of the Company’s election or such earlier date as may be requested or prescribed by such Gaming Authority; or

(2)                                  redeem this Security at a redemption price (the “Gaming Law Redemption Price”) per $1,000 principal amount of Securities equal to:

(A)                              the lesser of

(i)                                     such person’s cost, and

(ii)                                  $1,000, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so required or prescribed by the applicable Gaming Authority; or

(B)                                such other amount as may be required by applicable law or by order of any applicable Gaming Authority.

The Company shall notify the Trustee in writing of any such redemption as soon as practicable, and in any event, no later than may be required by the applicable Gaming Authority.  The Company shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

11.                                 Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.                                 Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.                                 Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

14.                                 Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.                                 Calculations in Respect of Securities.

The Company will be responsible for making all calculations called for under the Securities.  These calculations include, but are not limited to, determinations of the market prices of the Securities and the Common Stock, any accrued interest payable on the Securities, the Conversion Value, the Daily Settlement Amount and the Conversion Price of the Securities.  The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities.  The Company will provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of the Securities upon the request of such Holder.

16.                                 No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.                                 Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

18.                                 Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                                 GOVERNING LAW.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.                                 Additional Interest; Extension Fee.

Holders of Securities shall be entitled to payments of Additional Interest or Extension Fees to the extent set forth in the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

International Game Technology
9295 Prototype Drive
Reno, Nevada  89521
Attention: Craig Billings,
Vice President of Investor Relations and Corporate Finance

ASSIGNMENT FORM
To assign this Security, fill in the form below:

I or we assign and transfer this Security

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

CONVERSION NOTICE
To convert this Security into shares of Common Stock of the Company, check the box ☐
To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY
Initial Principal amount of Global Security:                    ($                  ).

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

EXHIBIT B

3.25% Convertible Notes due 2014

Transfer Certificate

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $                         principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐  A transfer of the Surrendered Securities is made to the Company or any of its subsidiaries; or

☐  The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

☐ The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

☐  The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

Unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐  The transferee is an Affiliate of the Company.

DATE:

Signature(s)

B-1

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

B-2

EXHIBIT C

Restricted Stock Legend

“THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A ; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (D) WITHIN THE LATER OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR  OPTION TO PURCHASE ADDITIONAL SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO SUCH OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE ISSUER MAY PURCHASE OR SELL THIS SECURITY. THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER SECURITIES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.”

C-1